EXHIBIT 4.18
                                                                    ------------









                        THE DESCARTES SYSTEMS GROUP INC.



                       DIRECTORS' DEFERRED SHARE UNIT PLAN






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SECTION 1  INTERPRETATION
           --------------

1.1        PURPOSE

           The purposes of the Plan are:

       (a) to promote a greater alignment of interests between directors of the Company and the shareholders of the Company;

       (b) to provide a compensation system for directors that, together with the other director compensation mechanisms of the Company, is reflective of the responsibility, commitment and risk accompanying Board membership; and

       (c) to assist the Company to attract and retain individuals with experience and ability to serve as directors of the Company.

1.2        DEFINITIONS

           As used in the Plan, the following terms have the following meanings:

       (a) "Account" has the meaning ascribed thereto in Section 2.6;

       (b) "Affiliate" means an affiliate of the Company, as applicable, as the term "affiliate" is defined in paragraph 8 of the Canada Revenue Agency's interpretation bulletin IT-337R4, Retiring Allowances;

       (c) "Annual Remuneration" means all amounts payable to an Eligible Director by the Company in respect of the services provided by the Eligible Director to the Company in connection with such Eligible Director's service on the Board in a fiscal year, including without limitation (i) the annual base retainer fee for serving as a director, (ii) the annual retainer fee for serving as a member of a Board committee, (iii) the annual retainer fee for chairing a Board committee, (iv) any fees for attending meetings of the Board or Board committees, but, for greater certainty, excluding amounts received by an Eligible Director as a reimbursement for expenses incurred in attending meetings;

       (d) "Beneficiary" means an individual who, on the date of an Eligible Director's death, is the person who has been designated in accordance with Section 4.7 and the laws applying to the Plan, or where no such individual has been validly designated by the Eligible Director, or where the individual does not survive the Eligible Director, the Eligible Director's legal representative;

       (e) "Board" means those individuals who serve from time to time as the directors of the Company.

       (f) "Committee" means the Compensation Committee of the Board, or such other persons designated by the Board;
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       (g) "Common Share" means a common share of the Company;

       (h) "Company" means The Descartes Systems Group Inc.;

       (i) "Conversion Date" means the date used to determine the Fair Market Value for purposes of determining the number of Deferred Share Units to be awarded to an Eligible Director, which date shall be the date recommended by the Committee and confirmed by the Board taking into account the trading blackout period applicable to the Company's directors as specified in the Company's Insider Trading Policy;

       (j) "Corporate Transaction" means a merger, amalgamation or plan of arrangement involving the Company, acquisition or take-over bid of the Company, or similar transaction, in each case resulting in a Change of Control (as defined below), or sale of all or substantially all of the assets of the Company. A "Change of Control" shall occur in the event of either (A) an acquisition of voting securities of the Company to which are attached in excess of 50% of the votes attaching to all outstanding voting securities of the Company or (B) if the Company is not the surviving corporation following completion of a Corporate Transaction, a transaction whereby the shareholders of the Company immediately before the transaction hold less than 50% of the shares of the surviving corporate entity or purchaser;

       (k) "Deferred Share Unit" or "DSU" means a unit credited by the Company to an Eligible Director by way of a bookkeeping entry in the books of the Company, as determined by the Board, pursuant to the Plan, the value of which at any particular date shall be the Fair Market Value at that date;

       (l) "Election Notice" means the written election in the form of Schedule A hereto;

       (m) "Eligible Director" means all directors of the Company who are not employees of the Company or any Affiliate, but including any non-executive Chair of the Board;

       (n) "Equity Ownership Policy" means the equity ownership policy for outside directors, as approved by the Board from time to time;

       (o) "Entitlement Date" has the meaning ascribed thereto in Section 3.1;

       (p) "Fair Market Value" means, with respect to any particular date, the weighted average closing price of the Common Shares in the period of five trading days immediately preceding such date on the quotation system or stock exchange on which the greatest volume of trading of Common Shares in that period has occurred or, if the Common Shares are not quoted on a quotation system or listed on a stock exchange on such date, the fair market value of the Common Shares as determined by the Board, in its sole discretion, acting reasonably;
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                                       -3-


       (q) "Minimum Amount" means the minimum amount, if any, of an Eligible Director's Annual Remuneration required to be satisfied by Deferred Share Units pursuant to the Equity Ownership Policy of the Company applicable to Eligible Directors, as amended from time to time;

       (r) "Plan" means this Directors' Deferred Share Unit Plan, as amended from time to time; and

       (s) "Redemption Notice" means the written election in the form of Schedule B hereto.

1.3        EFFECTIVE DATE

           The Plan shall be effective as of June 28, 2004.

1.4        CONSTRUCTION

           In this Plan, all references to the masculine include the feminine; references to the singular shall include the plural and vice versa, as the context shall require. If any provision of the Plan or part hereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof. Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions contained herein. References to "Section" or "Sections" mean a section or sections contained in the Plan unless expressly stated otherwise.

1.5        ADMINISTRATION

           The Committee shall, in its sole and absolute discretion: (i) interpret and administer the Plan; (ii) establish, amend and rescind any rules and regulations relating to the Plan; (iii) have the power to delegate, on such terms as the Committee deems appropriate, any or all of its powers hereunder to the Chief Executive Officer or Chief Financial Officer of the Company; and (iv) make any other determinations that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems, in its sole and absolute discretion, necessary or desirable. Any decision of the Committee with respect to the administration and interpretation of the Plan shall be conclusive and binding on the Eligible Director and any other person claiming an entitlement or benefit through the Eligible Director. All expenses of administration of the Plan shall be borne by the Company as determined by the Committee.

1.6        GOVERNING LAW

           The Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
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SECTION 2  ELECTION UNDER THE PLAN
           -----------------------

2.1        PAYMENT OF ANNUAL REMUNERATION

           Subject to Section 2.2 and such rules, regulations, approvals and conditions as the Committee may impose, an Eligible Director may elect to receive his Annual Remuneration in the form of Deferred Share Units or cash or any combination thereof.

2.2        METHOD OF ELECTING

       (a) To elect a form or forms of payment of Annual Remuneration in respect of the year in which this Plan becomes effective, an Eligible Director shall complete and deliver to the Secretary of the Company an initial Election Notice by no later than July 21, 2004, which shall apply to the Eligible Director's Annual Remuneration payable on and after the effective date, subject to the provisions of this
           Section 2.2(a). An Eligible Director may change the form or forms of payment of his Annual Remuneration for a subsequent fiscal year by completing and delivering to the Secretary of the Company a new Election Notice prior to the first day of such subsequent fiscal year.

           For greater certainty, the Committee may prescribe election forms for use by Eligible Directors who are residents of a jurisdiction other than Canada that differ from the election forms it prescribes for use by Canadian resident Eligible Directors where the Committee determines it is necessary or desirable to do so to obtain comparable treatment for the Plan, the Eligible Directors or the Company under the laws or regulatory policies of such other jurisdiction as is provided under the laws and regulatory policies of Canada and its Provinces, provided that no election form prescribed for use by a non-resident of Canada shall contain terms that would cause the Plan to cease to meet the requirements of paragraph 6801(d) of the regulations under the INCOME TAX ACT (Canada) and any successor to such provisions.

       (b) The amount elected or designated to be satisfied by Deferred Share Units for any fiscal year shall be not less than the Minimum Amount for such fiscal year.

       (c) In the absence of a new Election Notice, an Eligible Director's latest election with respect to the percentage of the Annual Remuneration that is to be provided in the form of Deferred Share Units shall continue to apply to all subsequent Annual Remuneration payments to such Eligible Director until the Eligible Director submits another Election Notice. An Eligible Director's election shall be irrevocable with respect to the fiscal year specified in the Election Notice and for any subsequent fiscal year unless the Eligible Director submits a new Election Notice in accordance with
           Section 2.2(a).

       (d) Where there is no election that complies with Sections 2.2(a) and (b) in effect for an Eligible Director for a fiscal year, such Eligible Director shall be deemed to have elected to have the Minimum Amount for that fiscal year satisfied by Deferred Share Units and the balance paid in cash.
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2.3        PAYMENT OF DIRECTOR'S ANNUAL REMUNERATION

           The portion of the Annual Remuneration payable in respect of a period within the fiscal year to which such Annual Remuneration relates, as determined by the Board, shall be paid in cash (net of applicable withholdings), or provided in the form of Deferred Share Units as set out in Section 2.4, as elected by the Eligible Director, as soon as practicable after the last day of each period in respect of which the Annual Remuneration may be payable.

2.4        DEFERRED SHARE UNITS

           Deferred Share Units elected by an Eligible Director pursuant to the Plan shall be credited to the Eligible Director's Account as of the Conversion Date applicable for the period to which the Deferred Share Units relate. The number of Deferred Share Units (including fractional Deferred Share Units) to be credited to an Eligible Director's Account as of a particular Conversion Date shall be determined by dividing the portion of that Eligible Director's Annual Remuneration for the applicable period to be satisfied by Deferred Share Units by the Fair Market Value on the particular Conversion Date. Deferred Share Units will be fully vested upon being credited to an Eligible Director's Account and the Eligible Director's entitlement to payment of such Deferred Share Units at his Termination Date shall not thereafter be subject to satisfaction of any requirements as to any minimum period of membership on the Board.

2.5        DIVIDENDS

           On any payment date for dividends paid on Common Shares, an Eligible Director shall be credited with dividend equivalents in respect of Deferred Share Units credited to the Eligible Director's Account as of the record date for payment of dividends. Such dividend equivalents shall be converted into additional Deferred Share Units (including fractional Deferred Share Units) based on the Fair Market Value on the date such additional Deferred Share Units are credited.

2.6        ELIGIBLE DIRECTOR'S ACCOUNT

           The Company, as determined by the Board, shall maintain in its books an account for each Eligible Director (an "Account") recording at all times the number of Deferred Share Units standing to the credit of an Eligible Director. Upon payment in satisfaction of Deferred Share Units credited to an Eligible Director in the manner described herein, such Deferred Share Units shall be cancelled. A written confirmation of the balance in each Eligible Director's Account shall be mailed by the Company to the Eligible Director at least annually.

2.7        ADJUSTMENTS AND REORGANIZATIONS

           In the event of any stock split, stock consolidation, combination or exchange of Common Shares, Corporate Transaction, spin-off, dividend or other distribution of the Company's assets to shareholders, or any other change in the capital of the Company affecting
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Common Shares, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change, shall be made with respect to the number of Deferred Share Units outstanding under the Plan.


SECTION 3  TERMINATION OF SERVICE
           ----------------------

3.1        ENTITLEMENT DATE FOR REDEMPTION OF DEFERRED SHARE UNITS

           Subject to Section 3.2, an Eligible Director may elect the date as of which the Deferred Share Units credited to the Eligible Director's Account shall be redeemed (the "Entitlement Date") by filing an irrevocable Redemption Notice with the Secretary of the Company within the 30 days following the Eligible Director's Termination Date, provided that an Eligible Director may not elect more than two such dates in respect of the Eligible Director's Deferred Share Units. The Entitlement Date elected by an Eligible Director pursuant to this
Section 3.1 shall not be prior to the date that is 75 days after the Eligible Director's Termination Date and shall not be later than December 15 of the calendar year commencing immediately after the Eligible Director's Termination Date. Where an Eligible Director does not elect a particular date within the permissible period set out above as his Entitlement Date within 30 days following his Termination Date, the Entitlement Date for such Eligible Director shall be the date which is 75 days after the Eligible Director's Termination Date. The value of the Deferred Share Units credited to the Eligible Director's Account as at the Entitlement Date, as may be adjusted pursuant to Section 3.2 and less any applicable taxes and other source deductions required to be withheld by the Company, shall be payable in cash to the Eligible Director or the Eligible Director's Beneficiary, as applicable.

3.2        LIMITATION ON PAYMENT DATE

           Notwithstanding any other provision of the Plan, all amounts payable to, or in respect of, an Eligible Director's redemption of DSUs hereunder shall be paid on or before December 31 of the calendar year commencing immediately after the Eligible Director's Termination Date.


SECTION 4  GENERAL
           -------

4.1        UNFUNDED PLAN

           Unless otherwise determined by the Committee, the Plan shall be unfunded. To the extent any individual holds any rights by virtue of an election under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

4.2        SUCCESSORS AND ASSIGNS

           The Plan shall be binding on all successors and permitted assigns of the Company and an Eligible Director, including without limitation, the estate of such Eligible Director and the legal representative of such estate, or any receiver or trustee in bankruptcy or representative of the Company's or the Eligible Director's creditors.
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4.3        PLAN AMENDMENT

           The Board may amend the Plan as it deems necessary or appropriate, but no such amendment shall, without the consent of the Eligible Director or unless required by law, adversely affect the rights of an Eligible Director with respect to any amount of Annual Remuneration in respect of which an Eligible Director has then elected to receive Deferred Share Units or Deferred Share Units to which the Eligible Director has then been granted under the Plan. Notwithstanding the foregoing, any amendment of the Plan shall be such that the Plan continuously meets the requirements of paragraph 6801(d) of the regulations under the INCOME TAX ACT (Canada) or any successor to such provision.

4.4        PLAN TERMINATION

           The Board may terminate the Plan at any time, but no such termination shall, without the consent of the Eligible Director or unless required by law, adversely affect the rights of an Eligible Director with respect to any amount of Annual Remuneration in respect of which an Eligible Director has then elected to receive Deferred Share Units or Deferred Share Units which the Eligible Director has then been granted under the Plan. Notwithstanding the foregoing, any termination of the Plan shall be such that the Plan continuously meets the requirements of paragraph 6801(d) of the regulations under the INCOME TAX ACT (Canada) or any successor to such provision.

4.5        APPLICABLE TRADING POLICIES

           The Committee and each Eligible Director will ensure that all actions taken and decisions made by the Committee or an Eligible Director, as the case may be, pursuant to the Plan, comply with applicable securities regulations and policies of the Company relating to insider trading and "black out" periods.

4.6        CURRENCY

           All payments and benefits under the Plan shall be determined and paid in the lawful currency of Canada.

4.7        DESIGNATION OF BENEFICIARY

           Subject to the requirements of applicable laws, an Eligible Director shall designate in writing a person who is a dependant or relation of the Eligible Director as a beneficiary to receive any benefits that are payable under the Plan upon the death of such Eligible Director. The Eligible Director may, subject to applicable laws, change such designation from time to time. Such designation or change shall be in the form of Schedule C. The initial designation of each Eligible Director shall be executed and filed with the Secretary of the Company no later than July 21, 2004. Changes to such designation may be filed from time to time thereafter.
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                                       -8-


4.8        DEATH OF PARTICIPANT

           In the event of an Eligible Director's death, any and all Deferred Share Units then credited to the Eligible Director's Account shall become payable to the Eligible Director's Beneficiary in accordance with Section 3 and the date of death shall be deemed to be the Termination Date.

4.9        RIGHTS OF PARTICIPANTS

4.9.1 Except as specifically set out in the Plan, no Eligible Director, or any other person shall have any claim or right to any benefit in respect of Deferred Share Units granted or Annual Remuneration payable pursuant to the Plan.

4.9.2 Rights of Eligible Directors respecting Deferred Share Units and other benefits under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.

4.9.3 The Plan shall not be construed as granting an Eligible Director a right to be retained as a member of the Board or a claim or right to any future grants of Deferred Share Units, future Annual Remuneration or other benefits under the Plan.

4.9.4 Under no circumstances shall Deferred Share Units be considered Common Shares nor shall they entitle any Eligible Director or other person to exercise voting rights or any other rights attaching to the ownership of Common Shares, nor shall any Eligible Director or other person be considered the owner of Common Shares or any interest therein by virtue of this Plan.

4.10       COMPLIANCE WITH LAW

           Any obligation of the Company pursuant to the terms of the Plan is subject to compliance with all applicable laws. The Eligible Directors shall comply with all applicable laws and furnish the Company with any and all information and undertakings as may be required to ensure compliance therewith.

4.11       WITHHOLDING

           The Company shall be entitled to deduct any amount of withholding taxes and other withholdings from any amount paid or credited hereunder.
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                                   SCHEDULE A

               DEFERRED SHARE UNIT PLAN FOR ELIGIBLE DIRECTORS OF
                  THE DESCARTES SYSTEMS GROUP INC. (THE "PLAN")


                                 ELECTION NOTICE


I.     ELECTION:

       Subject to Part II of this Notice, for the period February 1, to January 31, , I hereby elect to receive the following Deferred Share Units ("DSUs"):

       [_] the Minimum Amount; or

       [_]
           --------------------------------------------------------------------
           (INSERT ELECTED AMOUNT THAT IS GREATER THAN THE MINIMUM AMOUNT, AS
           A WHOLE PERCENTAGE OF ANNUAL REMUNERATION OR ANY COMPONENT THEREOF).

       The balance of my Annual Remuneration, if any, shall be received in cash, net of any applicable withholdings.


II.    ACKNOWLEDGEMENT

       I confirm and acknowledge that:

       1. I have received and reviewed a copy of the terms of the Plan and agree to be bound by them.

       2. I will not be able to cause the Company or any Affiliate thereof to redeem DSUs granted under the Plan until my Termination Date.

       3. When DSUs credited to my account pursuant to this election are redeemed in accordance with the terms of the Plan after my Termination Date, income tax and other withholdings as required will arise at that time. Upon redemption of the DSUs, the Company will make all appropriate withholdings as required by law at that time.

       4. The value of DSUs are based on the value of the Common Shares of the Company and therefore are not guaranteed.

       5. No funds will be set aside to guarantee the payment of DSUs. Future payment of DSUs will remain an unfunded and unsecured liability recorded on the books of the Company.
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                                       -2-


       6.  This election is irrevocable.

       7. The foregoing is only a brief outline of certain key provisions of the Plan. In the event of any discrepancy between the terms of the Plan and the terms of this Election Notice, the terms of the Plan shall prevail. All capitalized expressions used herein shall have the same meaning as in the Plan unless otherwise defined herein.






________________________                        ________________________________
Date                                            (Name of Eligible Director)



                                                ________________________________
                                                (Signature of Eligible Director)




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                                   SCHEDULE B

               DEFERRED SHARE UNIT PLAN FOR ELIGIBLE DIRECTORS OF
                  THE DESCARTES SYSTEMS GROUP INC. (THE "PLAN")

                                REDEMPTION NOTICE

Pursuant to Section 3.1 of the Plan, I hereby advise The Descartes Systems Group Inc. (the "Company) that I wish to redeem the Deferred Share Units credited to my account under the Plan in the amount, and on the Entitlement Date specified below:

================================================================================
  NUMBER OF DEFERRED SHARE UNITS                         ENTITLEMENT DATE
        TO BE REDEEMED
=======================================  =======================================



---------------------------------------  ---------------------------------------



--------------------------------------------------------------------------------

THE ENTITLEMENT DATE SHALL NOT BE PRIOR TO THE DATE THAT IS 75 DAYS AFTER THE ELIGIBLE DIRECTOR'S TERMINATION DATE AND SHALL BE NO LATER THAN DECEMBER 15 OF THE FIRST CALENDAR YEAR COMMENCING IMMEDIATELY AFTER THE ELIGIBLE DIRECTOR'S TERMINATION DATE.


I confirm that I understand the value of the DSUs redeemed pursuant to this election as at the Entitlement Date shall be paid by the Company to me as a lump sum in cash, after deduction of any applicable taxes and other source deductions to be withheld, as soon as practicable after the applicable Entitlement Date.



________________________                        ________________________________
Date                                            (Name of Director)


                                                ________________________________
                                                (Signature of Director)


If the Redemption Notice is signed by a legal representative, documents providing the authority of such signature must be provided to the Company.
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                                   SCHEDULE C


                             BENEFICIARY DESIGNATION




To:    The Descartes Systems Group Inc.

I, ___________________________, being a participant in The Descartes Systems Group Inc. Directors' Deferred Share Unit Plan (the "Plan") hereby designate the following person as my Beneficiary for purposes of the Plan:


       Name of Beneficiary:            ____________________________________


       Address of Beneficiary:         ____________________________________


                                       ____________________________________





This designation revokes any previous beneficiary designation made by me under the Plan. Under the terms of the Plan, I reserve the right to revoke this designation and to designate another person as my Beneficiary.



       Date:                           ____________________________________


       Name:                           ____________________________________
                                       (please print)

       Signature:                      ____________________________________